Subsidiaries of the Registrant

Inland Real Estate LB I, LLC, a Delaware limited liability company

Inland Real Estate Column I, LLC, an Illinois limited liability company

Inland Real Estate BSC, I, LLC, a Delaware limited liability company

Inland Ryan, LLC, a Delaware limited liability company

Inland Ryan Cliff Lake, LLC, a Delaware limited liability company

Inland Real Estate Advisory Services, Inc., an Illinois company

Inland Commercial Property Management, Inc., an Illinois company

Inland-Merrillville, LLC, a Delaware limited liability company

Inland Real Estate Randall Square, LLC, a Delaware limited liability company

Inland Woodlands, LLC, a Delaware limited liability company

Inland Real Estate Aurora Commons, LLC, a Delaware limited liability company

Inland Real Estate Riverdale, LLC, a Delaware limited liability company

Inland Real Estate Deer Trace, LLC, a Delaware limited liability company

Inland Real Estate Townes Crossing, LLC, a Delaware limited liability company

Inland Real Estate Hamilton, LLC, a Delaware limited liability company

Inland 200 Celebration Place Delaware Business Trust

Inland Real Estate Park Square, LLC, a Delaware limited liability company

Inland Forest Lake Marketplace, LLC, a Delaware limited liability company

Inland Real Estate Thatcher Woods, LLC, a Delaware limited liability company

Inland Four Flaggs, LLC, a Delaware limited liability company

Inland Four Flaggs Annex, LLC, a Delaware limited liability company

Inland Real Estate Naperwest, LLC, a Delaware limited liability company

Inland Brunswick Marketplace, LLC, a Delaware limited liability company

Inland Medina Marketplace, LLC, a Delaware limited liability company

Inland Shakopee Valley Marketplace, LLC, a Delaware limited liability company

Inland Shops at Orchard Place, LLC, a Delaware limited liability company

Inland Six Corners, LLC, a Delaware limited liability company

Inland Real Estate Jennings, LLC, a Delaware limited liability company